                                                                      EXHIBIT 8


                             JOINT FILING AGREEMENT

         The undersigned hereby agree to file jointly Amendment No. 2 to the Statement on Schedule 13D (the "Statement") relating to the Common Stock, $.01 par value per share, of Pharmhouse Corp. (formerly known as S.E. Nichols Inc.) and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

         It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

         This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of July 22, 1997.


                                  ROSENTHAL & ROSENTHAL, INC.


                                  By /s/ Stanley Pollack
                                     --------------------------------------
                                     Name: Stanley Pollack
                                     Title: Senior Executive Vice President


                                  ROSENTHAL, INC.


                                  By /s/ Stanley Pollack
                                     --------------------------------------
                                     Name:  Stanley Pollack
                                     Title: Executive Vice President



                                       11